Exhibit 2.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2007, by and among CTK WINDUP CORPORATION, a California corporation (“CTK”); STRASBAUGH, a California corporation (“Strasbaugh”); and each of the shareholders of Strasbaugh identified on the signature pages hereof (collectively, the “Shareholders”).

R E C I T A L S

A.    Strasbaugh is in the business of manufacturing precision surfacing equipment to the global semiconductor, silicon, data storage, telecommunications and precision optics industries (the “Business”). CTK is not engaged in any active business other than executing its plan of dissolution.

B.    The Shareholders are the holders of all of the issued and outstanding shares of common stock, no par value per share, of Strasbaugh (the “Common Stock”).

C.    CTK desires to acquire the shares of Common Stock held by the Shareholders, and the Shareholders desire to transfer the shares of Common Stock held by them to CTK, in exchange for shares of common stock, no par value per share, of CTK (the “CTK Common Stock”), subject to and in accordance with the terms and conditions set forth herein (the “Share Exchange”).

D.    This Agreement is being entered into by the parties as part of a unified plan for the exchange of stock that is intended by the parties to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing premises and the respective promises of the parties set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, in addition to the other capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings specified or referred to in this Article I:

“Action” or “Actions” shall mean any litigation, suits, actions, causes of actions, and proceedings or investigations, collectively.

“Acquisition Proposal” has the meaning set forth in Section 7.9.

“Advisors” has the meaning set forth in Section 7.1.

“Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity or other entity of any natural (“Person”), any Person that controls, is controlled by, or is under common control with, such Person.

“Articles Amendment” shall mean an amendment and restatement of the articles of incorporation of CTK to effectuate, immediately prior to the Closing, (i) a 1-for-31 reverse split of the issued and outstanding shares of CTK Common Stock, pursuant to which every thirty-one (31) shares of CTK Common Stock outstanding would be converted into one (1) fully paid and nonassessable share of CTK Common Stock, with any fractional shares resulting from such reverse split being rounded up to the nearest whole share (the “Reverse Split”), (ii) a change in CTK’s name to “Strasbaugh,” and (iii) an increase in CTK’s authorized common stock from 50,000,000 shares to 100,000,000 shares, an increase in CTK’s authorized preferred stock from 2,000,000 shares to 15,000,000 shares and the elimination of the CTK Preferred Stock, a form of which is set forth in Exhibit C attached hereto.

“Audited CTK Balance Sheet” has the meaning set forth in Section 6.9.

“Audited Financial Statements” has the meaning set forth in Section 4.9.

“Business” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“CTK” has the meaning set forth in the preface above.

“CTK Common Stock” has the meaning set forth in the Recitals.

“CTK Employee Benefit Plan” has the meaning set forth in Section 6.17(c).

“CTK Financial Statements” has the meaning set forth in Section 6.9.

“CTK Intellectual Property” has the meaning set forth in Section 6.15.

“CTK Material Contracts” has the meaning set forth in Section 6.19(b).

“CTK Preferred Stock” has the meaning set forth in Section 6.2.

“CTK Property” has the meaning set forth in Section 6.21.

“CTK SEC Documents” has the meaning set forth in Section 6.25.

“CTK Special Shareholders’ Meeting” has the meaning set forth in Section 7.5.

“Damages” has the meaning set forth in Section 10.2(a).

“Disclosure Document” has the meaning set forth in Section 7.7.

“Environmental, Health, and Safety Liabilities” shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a)  any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(b)  fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c)  financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d)  any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial,” and “response action” include but are not limited to the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended (“CERCLA”).

“Environmental Laws” shall mean any federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous materials and substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec. 9601, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901. et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C sec. 1251, et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. sec. 9601, et. seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec. 11001, et. seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f, et. seq.; the Solid Waste Disposal Act, as amended; and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages to, or threatened as a result of, the present of or exposure to any hazardous materials or substances).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Final Date” has the meaning set forth in Section 11.1(c).

“Financial Statements” has the meaning set forth in Section 4.9.

“GAAP” shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis.

“Governmental Body” shall mean any:

(a)  nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)  federal, state, local, municipal, foreign, or other government;

(c)  governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)  multi-national organization or body; or

(e)  body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Indemnified Party” has the meaning set forth in Section 10.2.

“Indemnifying Party” has the meaning set forth in Section 10.2.

“Intellectual Property” has the meaning set forth in Section 4.15.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Liability” or “Liabilities” shall mean debts, liabilities, commitments or obligations of any nature, absolute, accrued, contingent or otherwise.

“Lien” or “Liens” shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind.

“Material Contracts” has the meaning set forth in Section 4.19(b).

“Occupational Safety and Health Law” shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“OSHA” shall mean the Occupational Safety and Health Administration.

“Other Filings” has the meaning set forth in Section 7.6.

“Permit” or “Permits” shall mean any licenses, permits, authorizations, approvals, consents, franchises and orders required for the conduct and operation of business as presently conducted.

“Permitted Liens” shall mean any (i) Liens for taxes not yet due and payable or for taxes that are being contested in good faith through appropriate proceedings, (ii) Liens for purchase money security interests and Liens securing rental payments under capital lease arrangements, (iii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, and (iv) Liens described on Schedules 4.13 and 6.13.

“Preferred Repurchase” shall mean the repurchase by Strasbaugh of the Preferred Stock from the Preferred Shareholder concurrent with the Closing.

“Preferred Shareholder” shall mean a holder of Preferred Stock.

“Preferred Stock” has the meaning set forth in Section 4.2.

“Property” has the meaning set forth in Section 4.21.

“Proxy Statement” has the meaning set forth in Section 7.6.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Share Exchange” has the meaning set forth in the Recitals.

“Shareholders” has the meaning set forth in the preface above.

“Share Incentive Plan” shall mean the CTK Windup Corporation 2007 Share Incentive Plan.

“Strasbaugh” has the meaning set forth in the preface above.

“Strasbaugh Employee Benefit Plan” has the meaning set forth in Section 4.17(c).

“Strasbaugh Parties” shall mean, collectively, Strasbaugh and the Shareholders.

“Superior Proposal” shall mean an Acquisition Proposal that the Board of Directors of Strasbaugh or CTK, as the case may be, believes (i), after receiving advice from its financial advisor, would represent in the aggregate a more favorable transaction to its shareholders (taking into account all material terms including without limitation consideration) than the terms of this Agreement, and (ii), after receiving advice from outside legal counsel, that the Board of Directors of Strasbaugh or CTK, as the case may be, must discuss such proposal, or negotiate with or provide information to the party submitting the proposal, in each case in order to comply with such board of directors’ fiduciary duties to its shareholders under applicable law.

“Unaudited CTK Financial Statements” has the meaning set forth in Section 6.9.

“Unaudited 2006 Financial Statements” has the meaning set forth in Section 4.9.

“Warrantholder” shall mean Agility Capital, LLC.

“Warrant Repurchase” shall mean the repurchase by Strasbaugh of the Warrant held by the Warrantholder, together with the repurchase of 771,323 shares of Strasbaugh Common Stock owned by the Warrantholder.

“Warrant” shall mean that certain Warrant to Purchase Stock of Strasbaugh dated as of September 23, 2005 that entitles the Warrantholder to purchase up to 4.1% of Strasbaugh Common Stock calculated on a fully diluted basis as of the date of the Warrant.

ARTICLE II
EXCHANGE OF COMMON STOCK

2.1  Exchange of Common Stock. Subject to the terms and conditions of this Agreement, each Shareholder hereby agrees to assign, transfer and deliver to CTK the shares of Common Stock owned by the Shareholder free and clear of all Liens, claims, encumbrances, pledges, options, security interests and any other adverse interests of any kind or nature whatsoever, and CTK hereby agrees to accept delivery of the Common Stock from each of the Shareholders. In consideration for the assignment and transfer of the Common Stock to CTK by the Shareholders, CTK shall issue to each of the Shareholders one (1) share of CTK Common Stock for each one (1) share of Common Stock. No fractional shares shall be issued and in the event that the conversion results in a fraction, the number of shares of CTK Common Stock to be issued shall be rounded up to the nearest whole number.

2.2  Share Exchange. The parties intend to adopt this Agreement and consummate the Share Exchange as part of a unified plan for the exchange of stock that is qualified for non-recognition treatment under Section 351 of the Code. The shares of CTK Common Stock issued in the Share Exchange will be issued solely in exchange for shares of Common Stock, and no other transaction other than the Share Exchange represents, provides for or is intended to be an adjustment to the consideration given for the Common Stock. No consideration that could constitute “other property or money” within the meaning of Section 351(b) of the Code is being transferred by CTK for the Common Stock. The parties shall not take a position on any tax return inconsistent with this Section 2.2. In addition, the parties represent that, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, Strasbaugh shall be “in control” of CTK within the meaning of Section 351(a) of the Code.

ARTICLE III
CLOSING

3.1  Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement will be held at 10:00 a.m. at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, on such date as the parties hereto shall mutually agree upon, or at such other time, date or location as the parties hereto may mutually agree upon (the “Closing Date”).

3.2  Deliveries By CTK. At the Closing, CTK shall deliver:

(a)  to each Shareholder, a stock certificate evidencing his or her ownership of the number of shares of CTK Common Stock set forth opposite his or her name as set forth on Exhibit A;

(b)  a copy of the Articles of Incorporation and Bylaws of CTK, each as amended to date, and the resolutions adopted by the Board of Directors of CTK approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of CTK as being in full force and effect on and as of the Closing Date;

(c)  a certificate of the Secretary of State of California dated within five (5) days of the Closing Date to the effect that CTK is a validly existing corporation in good standing under the laws of the State of California and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that CTK (as a California corporation) is a foreign corporation in good standing under the laws of such state;

(d)  the written resignations of each of Bryant Riley, J. Michael Gullard, Bob D’Agostino and Robert J. Gallagher as directors of CTK dated as of the Closing Date, in form and substance reasonably acceptable to Strasbaugh;

(e)  the written resignation of J. Michael Gullard as the sole officer of CTK dated as of the Closing Date, in form and substance reasonably acceptable to Strasbaugh;

(f)  evidence, in form and substance reasonably acceptable to Strasbaugh, that Alan Strasbaugh, Manny Ko, Dana C. Ditmore, Gary Meek and Dave Porter shall have been appointed directors of CTK concurrent with the Closing;

(g)  a certificate of the president or chief executive officer of CTK certifying that the representations and warranties by CTK set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that CTK has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(h)  an opinion of legal counsel to CTK to the effect that: (i) CTK is a corporation duly incorporated, validly existing and in good standing under the laws of California and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on CTK; (ii) this Agreement and each related agreement to which CTK is a party has been duly authorized, executed and delivered by CTK and each of this Agreement and each such related agreement constitutes the valid and binding obligation of CTK enforceable against CTK in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (iii) CTK, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by CTK; (iv) the shares of CTK Common Stock when issued to the Shareholders in exchange for the Common Stock, will be duly and validly issued, fully paid and nonassessable; and (v) to the knowledge of such legal counsel, there are no pending or threatened claims or litigation against CTK;

(i)  evidence, in form and substance reasonably acceptable to Strasbaugh that each of the conditions precedent set forth in Article XI have been satisfied; and

(j)  any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein.

3.3  Deliveries by the Strasbaugh Parties.

(a)  Strasbaugh. At the Closing, the Strasbaugh Parties shall deliver to CTK:

(i)  the original stock certificates representing the Common Stock held by the Shareholders, accompanied by stock powers separate from such stock certificates duly executed in blank by the Shareholders evidencing the transfer of Common Stock to CTK and, for each married Shareholder that is a resident of California or a resident of any other community property state, a Consent of Spouse in the form attached hereto duly executed by the spouse of such Shareholder;

(ii)  any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

(iii)  evidence, in form and substance reasonably satisfactory to CTK, that each of the Preferred Repurchase and the Warrant Repurchase has closed prior to or simultaneously with the Closing;

(iv)  evidence, in form and substance reasonably satisfactory to CTK, that any and all shareholder agreements or similar agreements to which Strasbaugh and the Shareholders, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

(v)  a certificate of the president or chief executive officer of Strasbaugh certifying that the representations and warranties by Strasbaugh set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that Strasbaugh has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(vi)  a copy of the Articles of Incorporation and Bylaws of Strasbaugh, each as amended to date, and the resolutions adopted by the Board of Directors of Strasbaugh approving, authorizing and directing the execution of this Agreement by Strasbaugh and the transactions contemplated thereby, each certified by the Secretary of Strasbaugh as being in full force and effect on and as of the Closing Date;

(vii)  a certificate of the Secretary of State of California dated within five (5) days of the Closing Date to the effect that Strasbaugh is a validly existing corporation in good standing under the laws of the State of California and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that Strasbaugh is a foreign corporation in good standing under the laws of such state; and

(viii)  an opinion of legal counsel to Strasbaugh to the effect that: (i) Strasbaugh is a corporation duly incorporated, validly existing and in good standing under the laws of California and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on Strasbaugh; (ii) this Agreement and each related agreement to which Strasbaugh is a party has been duly authorized, executed and delivered by Strasbaugh and each of this Agreement and each such related agreement constitutes the valid and binding obligation of Strasbaugh enforceable against Strasbaugh in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) Strasbaugh, through its Board of Directors, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by Strasbaugh.

3.4  Further Assurances. From time to time after the Closing, and without further consideration, each of the Strasbaugh and Shareholders shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery, and take such other actions as CTK may reasonably request in order to more effectively transfer to CTK, and to place CTK in possession or control of, Strasbaugh and to reasonably assist in the collection of any and all such rights, properties and assets, and to enable CTK to exercise and enjoy all of the rights and benefits with respect thereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STRASBAUGH

Strasbaugh hereby represents and warrants to CTK that the following representations and warranties are true and correct on and as of the date hereof:

4.1  Organization and Good Standing. Strasbaugh is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 4.1), except where the failure to be so qualified would not have a material adverse effect on Strasbaugh.

4.2  Capitalization. The authorized capital stock of Strasbaugh consists solely of 50,000,000 shares of Common Stock, and 5,769,736 shares of preferred stock, without par value, all of which 5,769,736 shares are designated Series A Preferred Stock (the “Preferred Stock”). There are a total of 4,087,980 shares of Preferred Stock and 13,992,828 shares of Common Stock issued and outstanding as of the date of this Agreement. No equity securities of Strasbaugh are issued and outstanding as of the date of this Agreement other than as set forth in the preceding sentence. All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Strasbaugh in compliance with all requirements of applicable laws.

4.3  Power and Authority. Strasbaugh has full power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Strasbaugh of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, shareholder and other actions on the part of Strasbaugh required by applicable law, Strasbaugh’s Articles of Incorporation or its Bylaws. This Agreement constitutes the legal, valid and binding obligation of Strasbaugh, enforceable against it in accordance with its terms.

4.4  Options/Rights. Except as set forth in Schedule 4.4, there are no (i) stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any capital stock, (ii) securities or debt convertible into or exchangeable for capital stock or obligating Strasbaugh to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement, or (iii) voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of Strasbaugh.

4.5  Subsidiaries. Except as set forth in Schedule 4.5, Strasbaugh does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

4.6  No Violation. Neither the execution and delivery of this Agreement nor the performance by Strasbaugh of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Incorporation or Bylaws of Strasbaugh; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of Strasbaugh under, require (except as disclosed on Schedule 4.7) the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien, upon any property or assets of Strasbaugh under, any mortgage, indenture, lease, contract, agreement, instrument or commitment to which Strasbaugh is a party or by which it or he or any of its or his respective assets or properties may be bound; (c) to the knowledge of Strasbaugh, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Body to which Strasbaugh or the Business is subject or by which Strasbaugh, any of its assets or properties are bound; or (d) result in the loss of any license, privilege or certificate benefiting Strasbaugh or the Business.

4.7  Consents and Approvals. Except as set forth on Schedule 4.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by Strasbaugh in connection with the execution, delivery or performance of this Agreement.

4.8  Litigation. Except as set forth on Schedule 4.8, there are no Actions to which Strasbaugh is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by Strasbaugh (i) involving or relating to Strasbaugh or any of its assets, properties or rights, or (ii) pending, or, to Strasbaugh’s knowledge, threatened, against Strasbaugh, or any of its assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the Business.

4.9  Financial Statements. Strasbaugh has previously delivered to CTK the unaudited balance sheet of Strasbaugh as of September 30, 2006 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Unaudited 2006 Financial Statements”), and the audited balance sheet of Strasbaugh as of December 31, 2005 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Audited 2005 Financial Statements”) (all such financial statements are hereinafter collectively referred to as the “Financial Statements”). The Financial Statements, together with the notes thereto, (i) were compiled from the books and records of Strasbaugh regularly maintained by management and used to prepare the financial statements of Strasbaugh, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of Strasbaugh for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

4.10  No Undisclosed Liabilities. Strasbaugh has, and on the Closing Date will have, no Liabilities other than those which (i) are fully reflected reserved against in the Financial Statements, (ii) have been incurred since September 30, 2006 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the past practice of Strasbaugh or (iii) have been specifically disclosed in the Schedules hereto by reference to the specific section of this Agreement to which such disclosure relates.

4.11  Taxes and Tax Returns. All of the tax returns and reports of Strasbaugh required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid. There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period. No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of Strasbaugh. Strasbaugh does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the Unaudited 2006 Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the Unaudited 2006 Financial Statements in the ordinary course of business and reserved against on the books and records of Strasbaugh compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date. The provisions for taxes reflected in the Unaudited 2006 Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2005 and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Strasbaugh. Strasbaugh has never filed, and will not file on or before the Closing Date, any consent under section 341(f) of the Code. Strasbaugh’s tax returns have never been audited by any taxation authority.

4.12  Absence of Certain Changes. Except as set forth on Schedule 4.12, since September 30, 2006, Strasbaugh has conducted the Business only in the ordinary course and consistent with prior practices and has not:

(a)  suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the Business, or operations;

(b)  suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the Business, operations, assets, or condition (financial or otherwise);

(c)  paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 4.10 at the time the same were due and payable and in the ordinary course of business;

(d)  paid or otherwise made any contribution to any profit-sharing or pension plan or other Strasbaugh Employee Benefit Plan;

(e)  mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 4.12;

(f)  cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);

(g)  disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the Business not theretofore a matter of public knowledge;

(h)  except as disclosed on Schedule 4.12, granted any increase in the compensation of any officer, employee or consultant of Strasbaugh (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;

(i)  except as set forth on Schedule 4.12, entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment for any additions to property, plant or equipment, except commitments, transactions or capital expenditures which do not in any single case exceed $25,000 or in the aggregate exceed $50,000;

(j)  made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);

(k)  paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;

(l)  except as set forth on Schedule 4.12, declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of Strasbaugh, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock, or agreed to do any of the foregoing;

(m)  knowingly waived or released any right or claim of Strasbaugh;

(n)  received a commencement notice or, to the knowledge of Strasbaugh, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against Strasbaugh;

(o)  experienced any labor trouble or, to the knowledge of Strasbaugh, received any claim of wrongful discharge or worker’s compensation claim;

(p)  agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 4.12; or

(q)  become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the Business, the Intellectual Property or the operations of Strasbaugh.

4.13  Title to Properties; Encumbrances.

(a)  Strasbaugh has good and marketable title to all of its properties and assets (real, personal or mixed, tangible or intangible), including without limitation the Intellectual Property. None of Strasbaugh’s properties or assets is subject to any Lien, except Permitted Liens (including the Liens set forth on Schedule 4.13), none of which adversely affects the Business or the continued operations of Strasbaugh.

(b)  All material property and assets (real, personal or mixed, tangible or intangible) used or required by Strasbaugh in the conduct of the Business are fully owned by Strasbaugh (except to the extent of any Permitted Liens). All such property and assets, or the leases or licenses thereof, constitute all property, assets and contractual rights necessary for the conduct of the Business as presently conducted.

4.14  Leases.

(a)  Schedule 4.14 contains a true and complete list of:

(i)  all leases pursuant to which Strasbaugh leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;

(ii)  all leases pursuant to which Strasbaugh leases any type of personal property;

(iii)  all leases pursuant to which Strasbaugh leases any vehicles or related equipment; and

(iv)  all leases pursuant to which Strasbaugh leases to others any type of property.

(b)  Each such lease described on Schedule 4.14 is the legal, valid and binding obligation of Strasbaugh and, to the knowledge of Strasbaugh, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect. Strasbaugh is not in default under any such lease, and Strasbaugh has not received any notice from any person or entity asserting that Strasbaugh is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

4.15  Intellectual Property. Strasbaugh owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its business as presently conducted and which is listed on Schedule 4.15 (collectively, the “Intellectual Property”).

4.16  Compliance with Laws. Strasbaugh has not been charged with, and, to Strasbaugh’s knowledge, Strasbaugh is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the Business or Strasbaugh, and Strasbaugh is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the Business or Strasbaugh. To Strasbaugh’s knowledge, Strasbaugh is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the Business or Strasbaugh which would have a material adverse effect on Strasbaugh or the Business. Without limiting the generality of the foregoing, Strasbaugh is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on Strasbaugh or the Business.

4.17  Employee Benefit Plans.

(a)  Schedule 4.17 contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any “employee benefit plan” (as defined in Section 3(3) of ERISA), to which Strasbaugh contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of Strasbaugh (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a “group health plan” (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code. Except as described on Schedule 4.17, Strasbaugh has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees. Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

(b)  Strasbaugh does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of Strasbaugh.

(c)  Strasbaugh has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the Employee Benefit Plans disclosed on Schedule 4.17 (a “Strasbaugh Employee Benefit Plan”), and Strasbaugh has no knowledge of any default or violation by any other party with respect thereto.

(d)  There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to Strasbaugh’s knowledge, threatened, against any Strasbaugh Employee Benefit Plan or against the assets funding any Strasbaugh Employee Benefit Plan.

(e)  Strasbaugh neither maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of Strasbaugh.

4.18  Employment Law Matters.

(a)  Strasbaugh (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

(b)  Strasbaugh has not at anytime had, nor to Strasbaugh’s knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting Strasbaugh that had or would reasonably be expected to have a material adverse effect on the Business or Strasbaugh.

(c)  None of the employees of Strasbaugh is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Strasbaugh is not a party to any multi-employer collective bargaining agreement covering any of its employees.

(d)  There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to Strasbaugh’s knowledge, threatened, between Strasbaugh and any employees of Strasbaugh (or any union or other representative of such employees). No unfair labor practice complaints have been filed against Strasbaugh with the National Labor Relations Board or any other Governmental Body or administrative body, and Strasbaugh has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

4.19  Contracts and Commitments.

(a)  Together with the leases set forth on Schedule 4.14, the insurance policies set forth on Schedule 4.23, and the Strasbaugh Employee Benefit Plans and commitments set forth on Schedule 4.17, Schedule 4.19 contains a true and complete list and description (stated without duplication), of:

(i)  all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of Strasbaugh which are material to the operations, business, prospects or condition (financial or otherwise) of Strasbaugh;

(ii)  all consulting agreements (whether written or oral), regardless of amounts or duration;

(iii)  all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of Strasbaugh’s products;

(iv)  all contracts relating to construction-in-progress of capital assets; and

(v)  all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which Strasbaugh is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of Strasbaugh.

(b)  Strasbaugh shall deliver to CTK true and complete copies of all of the documents identified on Schedule 4.19 (collectively, the “Material Contracts”) and shall deliver true and complete copies of all such other agreements, instruments and documents as CTK may reasonably request relating to the operation, ownership or conduct of the Business.

(c)  Strasbaugh is not a party to any written agreement that would restrict it from carrying on the Business anywhere in the world.

(d)  Strasbaugh is not a party to any “take-or-pay” contracts.

(e)  Except as identified on Schedule 4.19, Strasbaugh is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between Strasbaugh and any employees of Strasbaugh.

(f)  Strasbaugh is not, and to the knowledge of Strasbaugh, no other party is, in default under or in breach or violation of, nor has Strasbaugh received notice of any asserted claim of default by Strasbaugh or by any other party under, or a breach or violation of, any of the Material Contracts.

4.20  No Brokers. Except as disclosed on Schedule 4.20, Strasbaugh is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

4.21  Environmental Matters. Strasbaugh is in compliance in all material respects with all Environmental Laws. There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by Strasbaugh with any Environmental Law (ii) relating to the release into the environment by Strasbaugh of any pollutant, toxic or hazardous material or waste generated by Strasbaugh, whether or not occurring at or on a site owned, leased or operated by Strasbaugh. There has not been by Strasbaugh, nor to the knowledge of Strasbaugh has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by Strasbaugh and any other real property presently or formerly owned by, used by or leased to or by Strasbaugh, any predecessor of Strasbaugh (collectively, the “Property”). To the knowledge of Strasbaugh, neither Strasbaugh nor any properties owned or operated by Strasbaugh has been or is in violation or is otherwise liable under, any Environmental Law. To the knowledge of Strasbaugh, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the Property. To the knowledge of Strasbaugh, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the Property or into the environment surrounding such Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action. To the knowledge of Strasbaugh, Strasbaugh has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by Strasbaugh in connection with the conduct of the business of Strasbaugh as presently conducted.

4.22  Bank Accounts. Schedule 4.22 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Strasbaugh maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

4.23  Insurance. Schedule 4.23 sets forth a true and complete list and description of (a) all of Strasbaugh’s self-insurance practices and items covered by such self-insurance and (b) all policies of fire, liability, worker’s compensation and other forms of insurance owned or held by Strasbaugh. No installment premiums are due under the policies set forth on Schedule 4.23 or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date. All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by Strasbaugh in its reasonable business judgment, and Strasbaugh has not received any notice of cancellation with respect thereto. To Strasbaugh’s knowledge, Strasbaugh is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

4.24  Suppliers and Customers. Strasbaugh does not have any knowledge that any supplier or customer or group of related suppliers or customers of Strasbaugh has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with Strasbaugh, which termination would have a material adverse effect on the Business or Strasbaugh, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with Strasbaugh by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

4.25  Licenses, Permits and Authorizations. Strasbaugh has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on Strasbaugh or the Business. All of the Permits are valid, in full force and effect and in good standing. Schedule 4.25 contains a true and complete list and description of all the Permits. There is no claim or Action pending, or, to Strasbaugh’s knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

4.26  Accounts Receivable. All accounts receivable of Strasbaugh shown on the Financial Statements and all accounts receivable created after the date of the date of the Unaudited 2006 Financial Statements, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of Strasbaugh and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to Strasbaugh’s knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of Strasbaugh.

4.27  Condition of Tangible Assets. Except as disclosed on Schedule 4.27, Strasbaugh’s facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by Strasbaugh in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and Strasbaugh has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

4.28  Proxy Statement. None of the information provided by Strasbaugh for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.29  Disclosure Document. None of the information provided by Strasbaugh for inclusion in the Disclosure Document will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.30  Disclosure. No representation or warranty of Strasbaugh in this Agreement (including, without limitation, the Schedules of Strasbaugh hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders, severally and not jointly, hereby represents and warrants to CTK that the following representations and warranties are true and correct on and as of the date hereof:

5.1  Power and Authority. Such Shareholder has full power and authority to enter into this Agreement, perform its obligations hereunder, and carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

5.2  No Violation. Neither the execution and delivery of this Agreement nor the performance by such Shareholder of its obligations hereunder nor the consummation of the transactions contemplated hereby will violate, or be in conflict with, or constitute a default under, any mortgage, indenture, lease, or any agreement, instrument or commitment to which such Shareholder is a party.

5.3  Title; Consents and Approvals; No Claims. Such Shareholder is the owner, beneficially and of record, of its shares of Common Stock, free and clear of all Liens. To such Shareholder’s knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by such Shareholder in connection with the execution, delivery or performance of this Agreement. To such Shareholder’s knowledge, there is no claim, action, litigation, suit, cause of action or other proceeding pending or threatened before any federal, state or local court, governmental agency or regulatory body against such Shareholder which seeks or may seek, directly or indirectly, (a) to invalidate or set aside, in whole or in part, this Agreement, (b) to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or (c) to obtain substantial damages in connection therewith.

5.4  Securities Law Compliance.

(a)  Such Shareholder has a net worth sufficient to bear the economic risk (including the entire loss) of its investment made in the shares of CTK Common Stock.

(b)  Such Shareholder, other than Jim Bean, is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the rules and regulations of the Securities Act.

(c)  Such Shareholder has adequate means of providing for its current cash needs and personal contingencies and has no need for liquidity in this investment in the shares of CTK Common Stock and has no reason to anticipate any change in its personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such Shareholder or all or any part of the shares of CTK Common Stock acquired by it herein.

(d)  By reason of such Shareholder’s business or financial experience or the business or financial experience of such Shareholder’s professional advisor(s) who are unaffiliated with and who are not compensated by CTK or any affiliate or selling agent of CTK, directly or indirectly, such Shareholder has the capacity to protect its own interests in connection with an investment in the shares of CTK Common Stock.

(e)  Such Shareholder understands that the he, she or it is acquiring the shares of CTK Common Stock without being furnished any prospectus or offering circular, other than a copy of this Agreement, a copy of the Proxy Statement and a copy of the Disclosure Document.

(f)  No representations or warranties have been made to such Shareholder by CTK or any employee or agent of CTK and in entering into this Agreement, such Shareholder is not relying on any information, other than as a result of the independent investigation of CTK by such Shareholder, and no guarantee of any profit or return on its investment made in the shares of CTK Common Stock has been made to such Shareholder.

(g)  In evaluating the merits and risk of this investment, such Shareholder has relied on the advice of its personal tax advisor, investment advisor and/or legal counsel.

(h)  Such Shareholder is aware that the shares of CTK Common Stock have not been registered or qualified, nor is registration or qualification contemplated with the SEC under the Securities Act or any state securities law. Accordingly, the shares of CTK Common Stock may be sold or otherwise transferred or hypothecated only if they are subsequently registered or qualified under the Securities Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by CTK in connection with the offering in which such Shareholder acquired its shares of CTK Common Stock.

(i)  Such Shareholder acknowledges that the shares of CTK Common Stock were not offered by means of any general solicitation or advertising.

(j)  Such Shareholder is acquiring its shares of CTK Common Stock solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the shares of CTK Common Stock within the meaning of the Securities Act.

(k)  The address of such Shareholder set forth on the signature pages hereto is the principal residence of such Shareholder, if such Shareholder is an individual, or the principal business address of such Shareholder, if such Shareholder is a business or other entity, and that all offers to such Shareholder have been made only in the state specified in such address.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF CTK

CTK hereby represents and warrants that, except as disclosed herein or set forth on its Schedules attached hereto:

6.1  Organization and Good Standing. CTK is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 6.1), except where the failure to be so qualified would not have a material adverse effect on CTK.

6.2  Capitalization. The authorized capital stock of CTK consists solely of 50,000,000 shares of common stock, without par value, and 2,000,000 shares of preferred stock, without par value (the “CTK Preferred Stock”), of which 20,000 shares are designated Series A Participating Preferred Stock. There are no shares of CTK Preferred Stock issued and outstanding as of the date of this Agreement and a total of 13,377,465 shares of CTK Common Stock issued and outstanding as of the date of this Agreement. No equity securities of CTK are issued and outstanding as of the date of this Agreement other than the shares of CTK Common Stock set forth above. All issued and outstanding shares of CTK Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by CTK in compliance with all requirements of applicable laws.

6.3  Power and Authority. CTK has full power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by CTK of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, shareholder and other actions on the part of CTK required by applicable law, CTK’s Articles of Incorporation or its Bylaws. This Agreement constitutes the legal, valid and binding obligation of CTK, enforceable against it in accordance with its terms.

6.4  Options/Rights. Except as set forth in Schedule 6.4, there are no (i) stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any capital stock, (ii) securities or debt convertible into or exchangeable for capital stock or obligating CTK to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement, or (iii) voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of CTK.

6.5  Subsidiaries. Except as set forth in Schedule 6.5, CTK does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

6.6  No Violation. Neither the execution and delivery of this Agreement nor the performance by CTK of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Incorporation or Bylaws of CTK; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of CTK under, require (except as disclosed on Schedule 6.6 hereto) the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien, upon any property or assets of CTK under, any mortgage, indenture, lease, contract, agreement, instrument or commitment to which CTK is a party or by which it or he or any of its or his respective assets or properties may be bound; (c) to the knowledge of CTK, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Body to which CTK is subject or by which CTK, any of its assets or properties are bound; or (d) result in the loss of any license, privilege or certificate benefiting CTK.

6.7  Consents and Approvals. Except as set forth on Schedule 6.7 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by CTK in connection with the execution, delivery or performance of this Agreement.

6.8  Litigation. There are no Actions to which CTK is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by CTK (i) involving or relating to CTK or any of its assets, properties or rights, or (ii) pending, or, to CTK’s knowledge, threatened, against CTK, or any of its assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on CTK.

6.9  CTK Financial Statements. CTK has previously delivered to CTK the unaudited balance sheet of CTK as of September 30, 2006 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Unaudited CTK Financial Statements”), and at the Closing shall deliver the audited balance sheet of CTK as of December 31, 2006 (the “Audited CTK Balance Sheet”) (all such financial statements are hereinafter collectively referred to as the “CTK Financial Statements”). The CTK Financial Statements, together with the notes thereto, (i) were and shall be compiled from the books and records of CTK regularly maintained by management and used to prepare the financial statements of CTK, (ii) were and shall be prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of CTK for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

6.10  No Undisclosed Liabilities. CTK has, and on the Closing Date will have, no Liabilities other than those which (i) are fully reflected reserved against in the CTK Financial Statements, (ii) have been incurred since September 30, 2006 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the past practice of CTK or (iii) have been specifically disclosed in the Schedules hereto by reference to the specific section of this Agreement to which such disclosure relates.

6.11  Taxes and Tax Returns. All of the tax returns and reports of CTK required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid. There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period. No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of CTK. CTK does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the CTK Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since September 30, 2006 in the ordinary course of business and reserved against on the books and records of CTK compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date. The provisions for taxes reflected in the CTK Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2005 and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by CTK. CTK has never filed, and will not file on or before the Closing Date, any consent under section 341(f) of the Code. CTK’s tax returns have never been audited by any taxation authority.

6.12  Absence of Certain Changes. Except as set forth on Schedule 6.12, since December 31, 2005, CTK has conducted its business only in the ordinary course and consistent with prior practices and has not:

(a)  suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the business of CTK, or operations;

(b)  suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the business of CTK, operations, assets, or condition (financial or otherwise);

(c)  paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 6.10 at the time the same were due and payable and in the ordinary course of business;

(d)  paid or otherwise made any contribution to any profit-sharing or pension plan or other CTK Employee Benefit Plan;

(e)  mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 6.12;

(f)  cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);

(g)  disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the CTK Business not theretofore a matter of public knowledge;

(h)  except as disclosed on Schedule 6.12, granted any increase in the compensation of any officer, employee or consultant of CTK (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;

(i)  except as set forth on Schedule 6.12, entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment for any additions to property, plant or equipment, except commitments, transactions or capital expenditures which do not in any single case exceed $25,000 or in the aggregate exceed $50,000;

(j)  made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);

(k)  paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;

(l)  declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of CTK, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock;

(m)  knowingly waived or released any right or claim of CTK;

(n)  received a commencement notice or, to the knowledge of CTK, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against CTK;

(o)  experienced any labor trouble or, to the knowledge of CTK, received any claim of wrongful discharge or worker’s compensation claim;

(p)  agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 6.12; or

(q)  become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the business of CTK, the CTK Intellectual Property (as defined below) or the operations of CTK.

6.13  Title to Properties; Encumbrances.

(a)  CTK has good and marketable title to all of its properties and assets (real, personal or mixed, tangible or intangible), including without limitation the CTK Intellectual Property. None of CTK’s properties or assets is subject to any Lien, except Permitted Liens (including the Liens set forth on Schedule 6.13), none of which adversely affects CTK.

(b)  All material property and assets (real, personal or mixed, tangible or intangible) used by CTK are fully owned by CTK (except to the extent of any Permitted Liens).

6.14  Leases.

(a)  Schedule 6.14 contains a true and complete list of:

(i)  all leases pursuant to which CTK leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;

(ii)  all leases pursuant to which CTK leases any type of personal property;

(iii)  all leases pursuant to which CTK leases any vehicles or related equipment; and

(iv)  all leases pursuant to which CTK leases to others any type of property.

(b)  Each such lease described on Schedule 6.14 is the legal, valid and binding obligation of CTK and, to the knowledge of CTK, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect. CTK is not in default under any such lease, and CTK has not received any notice from any person or entity asserting that CTK is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

6.15  Intellectual Property. CTK owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted and which is listed on Schedule 6.15 (collectively, the “CTK Intellectual Property”).

6.16  Compliance with Laws. CTK has not been charged with, and, to CTK’s knowledge, CTK is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting CTK, and CTK is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting CTK. To CTK’s knowledge, CTK is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to CTK which would have a material adverse effect on CTK. Without limiting the generality of the foregoing, CTK is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on CTK.

6.17  Employee Benefit Plans.

(a)  Schedule 6.17 contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any “employee benefit plan” (as defined in Section 3(3) of ERISA), to which CTK contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of CTK (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a “group health plan” (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code. Except as described on Schedule 6.17, CTK has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees. Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

(b)  CTK does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of CTK.

(c)  CTK has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on Schedule 6.17 (a “CTK Employee Benefit Plan”), and CTK has no knowledge of any default or violation by any other party with respect thereto.

(d)  There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to CTK’s knowledge, threatened, against any CTK Employee Benefit Plan or against the assets funding any CTK Employee Benefit Plan.

(e)  CTK neither maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of CTK.

6.18  Employment Law Matters.

(a)  CTK (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

(b)  CTK has not at anytime had, nor to CTK’s knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting CTK that had or would reasonably be expected to have a material adverse effect on CTK.

(c)  None of the employees of CTK is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. CTK is not a party to any multi-employer collective bargaining agreement covering any of its employees.

(d)  There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to CTK’s knowledge, threatened, between CTK and any employees of CTK (or any union or other representative of such employees). No unfair labor practice complaints have been filed against CTK with the National Labor Relations Board or any other Governmental Body or administrative body, and CTK has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

6.19  Contracts and Commitments.

(a)  Together with the leases set forth on Schedule 6.14, the insurance policies set forth on Schedule 6.23, and the CTK Employee Benefit Plans and commitments set forth on Schedule 6.17, Schedule 6.19 contains a true and complete list and description (stated without duplication), of:

(i)  all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of CTK which are material to the operations, business, prospects or condition (financial or otherwise) of CTK;

(ii)  all consulting agreements (whether written or oral), regardless of amounts or duration;

(iii)  all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of CTK’s products;

(iv)  all contracts relating to construction-in-progress of capital assets; and

(v)  all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which CTK is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of CTK.

(b)  CTK shall deliver to CTK true and complete copies of all of the documents identified on Schedule 6.19 (collectively, the “CTK Material Contracts”) and shall deliver true and complete copies of all such other agreements, instruments and documents as CTK may reasonably request relating to the operation, ownership or conduct of the Business.

(c)  CTK is not a party to any written agreement that would restrict it from carrying on the Business anywhere in the world.

(d)  CTK is not a party to any “take-or-pay” contracts.

(e)  Except as identified on Schedule 6.19, CTK is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between CTK and any employees of CTK.

(f)  CTK is not, and no other party is, in default under or in breach or violation of, nor has CTK received notice of any asserted claim of default by CTK or by any other party under, or a breach or violation of, any of the CTK Material Contracts.

6.20  No Brokers. Except as disclosed on Schedule 6.20, CTK is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

6.21  Environmental Matters. CTK is in compliance in all material respects with all Environmental Laws. There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by CTK with any Environmental Law (ii) relating to the release into the environment by CTK of any pollutant, toxic or hazardous material or waste generated by CTK, whether or not occurring at or on a site owned, leased or operated by CTK. There has not been by CTK, nor to the knowledge of CTK has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by CTK and any other real property presently or formerly owned by, used by or leased to or by CTK, any predecessor of CTK (collectively, the “CTK Property”). To the knowledge of CTK, neither CTK nor any properties owned or operated by CTK has been or is in violation or is otherwise liable under, any Environmental Law. To the knowledge of CTK, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the CTK Property. To the knowledge of CTK, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the CTK Property or into the environment surrounding such CTK Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action. To the knowledge of CTK, CTK has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by CTK in connection with the conduct of the business of CTK as presently conducted.

6.22  Bank Accounts. Schedule 6.22 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which CTK maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

6.23  Insurance. Schedule 6.23 sets forth a true and complete list and description of (a) all of CTK’s self-insurance practices and items covered by such self-insurance and (b) all policies of fire, liability, worker’s compensation and other forms of insurance owned or held by CTK. No installment premiums are due under the policies set forth on Schedule 6.23 or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date. All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by CTK in its reasonable business judgment, and CTK has not received any notice of cancellation with respect thereto. To CTK’s knowledge, CTK is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

6.24  Valid Issuance. The shares of CTK Common Stock to be issued in the Share Exchange will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

6.25  SEC Filings. CTK has delivered and/or made available to Strasbaugh accurate and complete copies (excluding copies of exhibits) of each report, registration statements (on a form other than Form S-8) and definitive proxy statement required to be filed with the SEC by CTK with the SEC between January 1, 2003 and the date of this

Agreement (collectively, the “CTK SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the CTK SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the CTK SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the CTK SEC Documents were timely filed, unless a filing under Rule 12b-25 of the Exchange Act was timely filed, in which case the applicable filing was made within the time period prescribed in Rule 12b-25.

6.26  Proxy Statement. None of the information in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of California law, except that no representation or warranty is made by CTK with respect to statements made therein based on information supplied by Strasbaugh for inclusion in the Proxy Statement.

6.27  Disclosure Document. None of the information in the Disclosure Document will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by CTK with respect to statements made therein based on information supplied by Strasbaugh for inclusion in the Disclosure Document.

6.28  Disclosure. No representation or warranty of CTK in this Agreement (including, without limitation, the Schedules of CTK hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

ARTICLE VII
CERTAIN OBLIGATIONS OF THE PARTIES PRIOR TO CLOSING

CTK and Strasbaugh hereby covenant as follows:

7.1  Access to CTK Prior to Closing. CTK shall afford Strasbaugh and its counsel, accountants, investment bankers, investors and other authorized agents and representatives (collectively, the “Advisors”) reasonable access during normal business hours to CTK’s properties, books, records and personnel in order that Strasbaugh and its Advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of CTK. CTK shall furnish, or shall cause its accountants to furnish, such additional financial and operating data and other information as Strasbaugh or any of its Advisors shall from time to time reasonably request, including, without limitation, all financial and operating data as shall be necessary for verification of the accuracy of the financial statements of CTK.

7.2  Access to Strasbaugh Prior to Closing. Strasbaugh shall afford CTK and its Advisors reasonable access during normal business hours to Strasbaugh’s properties, books, records and personnel in order that CTK and its Advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of Strasbaugh. Strasbaugh shall furnish, or shall cause its accountants to furnish, such additional financial and operating data and other information as CTK or any of its Advisors shall from time to time reasonably request, including, without limitation, all financial and operating data as shall be necessary for verification of the accuracy of the financial statements of Strasbaugh.

7.3  Confidentiality Prior to Closing. Except as required by law or any securities exchange, and subject to Section 12.1, each party hereto shall, and shall cause its officers and Advisors to, hold in strict confidence, and not disclose to others (except its Advisors) for any reason whatsoever, without the prior written consent of the other party, any nonpublic information received by it from the other party in connection with the transactions contemplated hereby and will not use such information for any purpose in the event that no Closing occurs under this Agreement. No party hereto shall communicate, directly or indirectly, to any third party other than their respective employees, agents and Advisors any of the terms, conditions and other aspects of this Agreement and the negotiation and preparation hereof until the Closing has occurred or the negotiations between the parties has terminated. The parties acknowledge and agree that the Mutual Nondisclosure Agreement dated November 14, 2006 by and between CTK and Strasbaugh shall continue in full force and effect in accordance with its terms.

7.4  Conduct Prior to Closing Date. Except as otherwise contemplated by this Agreement, prior to the Closing Date:

(a)  Strasbaugh shall:

(i)  conduct the Business and operations of Strasbaugh only in the ordinary course, including, without limitation, maintaining inventories at levels not in excess of those consistent with past practices;

(ii)  maintain the properties and assets of Strasbaugh in good condition and repair and not dispose of any of its assets except in the ordinary course of business consistent with past practices, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

(iii)  continue in effect the policies of insurance (or similar coverage) referred to in Section 4.23;

(iv)  use its commercially reasonable efforts to keep available the services of the present employees of Strasbaugh;

(v)  not declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem, otherwise acquire or agree to redeem or otherwise acquire any of its capital stock, other than in connection with the Preferred Repurchase or the Warrant Repurchase;

(vi)  maintain and preserve the goodwill of the suppliers, customers and others having business relations with Strasbaugh;

(vii)  not lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipts for the claim amounts;

(viii)  not guarantee or act as a surety for any obligation except for obligations in amounts that are not material;

(ix)  not waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practices;

(x)  not issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option, warrant or other right to acquire such capital stock currently outstanding or conversion of any currently outstanding securities which are by their terms convertible in shares of its capital stock), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

(xi)  not split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

(xii)  not form, merge, consolidate or reorganize with, or acquire, any entity; or

(xiii)  not amend its articles of incorporation or bylaws.

(b)  CTK shall:

(i)  conduct the business and operations of CTK only in the ordinary course;

(ii)  maintain the properties and assets of CTK in good condition and repair and not dispose of any of its assets except in the ordinary course of business consistent with past practices, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

(iii)  not change any insurance coverage;

(iv)  not borrow any money except for amounts that are not in the aggregate material to the financial condition of CTK;

(v)  not declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

(vi)  not lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipts for the claim amounts;

(vii)  not guarantee or act as a surety for any obligation except for obligations in amounts that are not material;

(viii)  not waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practices;

(ix)  not issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option, warrant or other right to acquire such capital stock currently outstanding or conversion of any currently outstanding securities which are by their terms convertible in shares of its capital stock), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

(x)  not split (other than the Reverse Split) or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

(xi)  not form, merge, consolidate or reorganize with, or acquire, any entity; or

(xii)  not amend its articles of incorporation or bylaws (except as may be necessary in connection with the Articles Amendment or otherwise required to effectuate the transactions contemplated by this Agreement).

7.5  CTK Special Shareholders’ Meeting. CTK shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of California law, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve (i) the Share Exchange, (ii) the Articles Amendment, and (iii) the adoption of the Share Incentive Plan (the “CTK Special Shareholders’ Meeting”). As soon as permissible under all applicable Legal Requirements, CTK shall cause a copy of the Proxy Statement to be delivered to each shareholder of CTK who is entitled to vote on such matter under its articles of incorporation and bylaws and the applicable requirements of California law.

7.6  Proxy Statement. Subject to the reasonable satisfaction of CTK with the results of its initial due diligence investigation of Strasbaugh, CTK shall prepare a Proxy Statement with respect to the CTK Special Shareholders’ Meeting (the “Proxy Statement”) and any other documents required by the Securities Act, or any other federal, foreign or state corporate or Blue Sky or related laws in connection with the Share Exchange and the transactions contemplated by this Agreement (collectively, “Other Filings”). CTK will notify Strasbaugh of any comments from any Governmental Body and of any request by Governmental Body for amendments to the Proxy Statement or any Other Filings or for additional information and will supply Strasbaugh with copies of all correspondence between CTK and any of its Advisors or representatives, on the one hand, and any Governmental Body, on the other hand, with respect to the Proxy Statement, any Other Filings or the Share Exchange. CTK shall use all commercially reasonable efforts to cause the Proxy Statement and any Other Filings to comply with the rules and regulations under any applicable federal or state law and to respond promptly to any comments of any Governmental Body. CTK will use all reasonable efforts to cause the Proxy Statement to be mailed to CTK’s shareholders no later than February 20, 2007. Strasbaugh shall promptly furnish to CTK all information concerning Strasbaugh and Strasbaugh’s shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 9.6.

7.7  Nonpublic Offering; Preparation of Disclosure Document. Prior to the Closing Date, CTK shall use all commercially reasonable efforts to obtain or comply with all regulatory approvals and provisions of any and all applicable Governmental Bodies to ensure that the CTK Exchange Shares to be issued in the Share Exchange will be exempted from registration or qualification under the securities law of every jurisdiction of the United States in which any Shareholder has an address of record as set forth on the signature pages hereto; provided, however, that CTK shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) file a general consent to service of process in any jurisdiction in which it has not already filed a general consent to service of process. As soon as practicable after the execution of this Agreement, CTK shall have prepared a document containing certain disclosures, risk factors and disclaimers in regard to CTK, Strasbaugh and the Share Exchange for distribution to the Shareholders prior to the Closing, subject to the review, comment and approval of Strasbaugh (the “Disclosure Document”).

7.8  Cooperation. Each party shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and without limiting the generality of the foregoing, to obtain all consents and authorizations of any Governmental Body and third parties listed on Schedules 4.7 and 8.7, and to make all filings with and give all notices to government agencies and third parties which may be necessary or reasonably required in order to consummate the transactions contemplated by this Agreement. Each party shall give prompt notice to CTK and Strasbaugh, after receipt thereof by such party, of (i) any notice of, or other communication relating to, any default or event which, with notice or the lapse of time or both, would be reasonably likely to become a default under any indenture, instrument or agreement material to any of Strasbaugh or CTK or the operations, condition (financial or otherwise) of Strasbaugh or CTK, or to which Strasbaugh or CTK is a party or by which Strasbaugh or CTK or their respective assets or properties are bound and (ii) any notice or other communication from or to any third party alleging or stating that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

7.9  No Negotiations, etc. From and after the execution of this Agreement until the termination hereof in accordance with Article XIII, neither Strasbaugh nor CTK nor any of their respective directors, officers, shareholders, affiliates, management, employees, agents and representatives will, directly or indirectly, initiate contact with, solicit or encourage any inquiries or proposals by, or participate in any discussions or negotiations with, or disclose any information concerning the business of such party, or afford any access to the properties, books and records of the business of such party, to any corporation, person or other entity regarding the sale of any of such party’s capital stock or any merger or consolidation or other business combination or sale of assets involving either party (an “Acquisition Proposal”), and each of Strasbaugh and CTK will cease any current discussions with any third party concerning the same and shall negotiate exclusively with each other in connection therewith; provided, however, that such restrictions shall not apply to an unsolicited Superior Proposal received by Strasbaugh or CTK.

7.10  Delivery of Disclosure Schedules. The respective disclosure schedules relating to the representations and warranties of CTK and Strasbaugh in this Agreement shall be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing.

7.11  Distribution to Shareholders. As soon as practicable after delivery of the respective disclosures schedules relating to the representations and warranties of Strasbaugh and CTK in this Agreement and completion of the Disclosure Document and the Proxy Statement, Strasbaugh shall distribute to its Shareholders for execution a copy of this Agreement, together with a copy of such disclosure schedules, a copy of the Disclosure Document and a copy of the Proxy Statement.

ARTICLE VIII
CONDITIONS TO CTK’S OBLIGATIONS

Each and every obligation of CTK under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

8.1  Representations and Warranties True. The representations and warranties of the Strasbaugh Parties contained herein, in the Schedules and Exhibits hereto and in all certificates and other documents delivered by the Strasbaugh Parties to CTK pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

8.2  Performance. The Strasbaugh Parties shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, those referred to in Article VII.

8.3  Permits. Strasbaugh shall have obtained all such Permits from federal, state and local Governmental Bodies as are required by applicable law for Strasbaugh to conduct the Business, unless the failure to obtain any such Permit would not have an adverse effect on the assets, properties, business, condition (financial or otherwise) or prospects of CTK or Strasbaugh or the transactions contemplated hereby.

8.4  Governmental Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Share Exchange and the other transactions contemplated hereby by any Governmental Body having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

8.5  Documents and Actions. The Strasbaugh Parties shall have executed and delivered to CTK this Agreement and the other agreements, documents and instruments and shall have taken the actions contemplated by Section 3.3.

8.6  Third Party Approvals and Consents. The Strasbaugh Parties and CTK shall have received any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein.

8.7  No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Share Exchange or any of the transactions contemplated hereby shall have been issued by any federal or state court and remain in effect, nor shall any proceeding initiated by any Governmental Body seeking any of the foregoing be pending.

8.8  No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, operations or financial performance of Strasbaugh since the date of this Agreement.

8.9  Proxy Statement. The Proxy Statement shall on the Closing Date not be subject to any proceedings commenced or threatened by any Governmental Body.

8.10  Audited Financial Statements. Strasbaugh shall have delivered to CTK the audited balance sheet of Strasbaugh as of December 31, 2006 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended.

8.11  Execution of Agreement by Shareholders. All of the Shareholders shall have executed and delivered to Strasbaugh a copy of this Agreement (and, to the extent applicable, a spousal consent in the form set forth in Exhibit B hereto) and, after giving effect to the Share Exchange, the Shareholders shall beneficially own in the aggregate at least 80% of the issued and outstanding shares of CTK Common Stock.

8.12  Approval by CTK Shareholders. The shareholders of CTK shall have approved (i) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) the Articles Amendment, and (iii) the Share Incentive Plan.

8.13  Receipt of Additional Equity Capital. Immediately after the Closing, CTK (through Strasbaugh) shall have raised approximately $20 million pursuant to the private placement of shares of CTK’s convertible preferred stock and warrants to purchase shares of CTK Common Stock, which shares of CTK convertible preferred stock and shares of CTK Common Stock shall not be subject to the Share Exchange.

8.14  Completion of Due Diligence; Disclosure Schedules. CTK shall have completed its financial and legal due diligence investigation of Strasbaugh with results thereof satisfactory to CTK in its sole discretion. In this regard, each of CTK and Strasbaugh acknowledge and agree that the respective disclosure schedules relating to the representations and warranties of CTK and Strasbaugh in this Agreement are not required to be delivered as of the time of execution of this Agreement by CTK and Strasbaugh, but are required to be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing, to permit the parties to review and evaluate the disclosures made therein as a part of their due diligence investigation. Notwithstanding the absence of such disclosure schedules as of the time of execution of this Agreement, each of CTK and Strasbaugh acknowledge and agree the representations and warranties made herein by CTK and Strasbaugh shall not be deemed false or misleading or deemed to contain untrue statements of material fact or to have omitted to state material facts solely because of the absence of such disclosure schedules as of the time of execution of this Agreement.

ARTICLE IX
CONDITIONS TO THE STRASBAUGH PARTIES’ OBLIGATIONS

Each and every obligation of the Strasbaugh Parties under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

9.1  Representations and Warranties True. The representations and warranties of CTK contained herein and in all certificates and other documents delivered by CTK to Strasbaugh or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

9.2  Performance. CTK shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, those referred to in Article X above.

9.3  Documents and Actions. CTK shall have executed and delivered to the Strasbaugh Parties agreements, documents and instruments and shall have taken the actions contemplated by Section 3.2.

9.4  Approval by CTK Shareholders. The shareholders of CTK shall have approved (i) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) the Articles Amendment, and (iii) the Share Incentive Plan.

9.5  Fairness Opinion. Strasbaugh shall have received, at or prior to the Closing, a fairness opinion regarding the Share Exchange.

9.6  Receipt of Additional Equity Capital. Immediately after the Closing, CTK (through Strasbaugh) shall have raised approximately $20 million pursuant to the private placement of shares of CTK’s convertible preferred stock, which shares shall not be subject to the Share Exchange.

9.7  Resignations of Directors, Officers and Employees and Appointment of New Directors. At Closing, (i) all of the current directors, officers and employees of CTK shall have resigned in writing from their positions as directors, officers and employees of CTK, and (ii) immediately prior to the resignation of the directors of CTK, the board of directors of CTK shall have appointed Alan Strasbaugh, Manny Ko, Dana C. Ditmore, Gary Meek and Dave Porter as directors of CTK effective as of the Closing.

9.8  Valid Issuance of CTK Common Stock. The shares of CTK Common Stock to be issued to the Shareholders at Closing will be validly issued, fully paid and nonassessable under applicable law and will have been duly issued in a non-public offering in compliance with all applicable federal and state securities laws.

9.9  Third Party Approvals and Consents. Strasbaugh shall have received any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein.

9.10  Cash Balance. As of the Closing Date, CTK shall have at least $350,000 in cash and CTK shall have delivered to Strasbaugh a certificate of the president or chief executive officer of CTK certifying to the foregoing.

9.11  Governmental Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Share Exchange and the other transactions contemplated hereby by any Governmental Body having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

9.12  No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Share Exchange or any of the transactions contemplated hereby shall have been issued by any federal or state court and remain in effect, nor shall any proceeding initiated by any Governmental Body seeking any of the foregoing be pending.

9.13  No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, operations or financial performance of CTK since the date of this Agreement.

9.14  Proxy Statement. The Proxy Statement shall on the Closing Date not be subject to any proceedings commenced or threatened by any Governmental Body.

9.15  Preferred Repurchase and Warrant Repurchase. Prior to or concurrent with the Closing, Strasbaugh shall have (i) repurchased all shares of Preferred Stock held by the Preferred Shareholder, and (ii) repurchased all shares of Common Stock and all Warrants held by the Warrantholder.

9.16  Execution of Agreement by the Shareholders. All of the Shareholders shall have executed and delivered to Strasbaugh, a copy of this Agreement and after giving effect to the Share Exchange, the Shareholders shall beneficially own in the aggregate at least 80% of the issued and outstanding shares of CTK Common Stock.

9.17  Completion of Due Diligence; Disclosure Schedules. Strasbaugh shall have completed its financial and legal due diligence investigation of CTK with results thereof satisfactory to Strasbaugh in its sole discretion. In this regard, each of Strasbaugh and CTK acknowledge and agree that the respective disclosure schedules relating to the representations and warranties of Strasbaugh and CTK in this Agreement are not required to be delivered as of the time of execution of this Agreement by Strasbaugh and CTK, but are required to be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing, to permit the parties to review, evaluate and approve the disclosures made therein as a part of their due diligence investigation. Notwithstanding the absence of such disclosure schedules as of the time of execution of this Agreement, each of Strasbaugh and CTK acknowledge and agree that the representations and warranties made herein by Strasbaugh and CTK shall not be deemed false or misleading or deemed to contain untrue statements of material fact or to have omitted to state material facts solely because of the absence of such disclosure schedules as of the time of execution of this Agreement.

ARTICLE X
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1  Survival of Representations and Warranties. Notwithstanding (a) the making of this Agreement or any related agreement, (b) any examination made by or on behalf of the parties hereto and (c) the Closing hereunder, (x) the representations and warranties of the Strasbaugh Parties and CTK contained in this Agreement, or in any document delivered pursuant to the provisions of this Agreement, shall survive the Closing for a period of six (6) months, except for the representations and warranties made in Sections 4.11 and 6.11 (Taxes and Tax Returns), Sections 4.13 and 6.13 (Title to Properties; Encumbrances), Sections 4.15 and 6.15 (Intellectual Property), Sections 4.16 and 6.16 (Compliance with Laws), and Sections 4.21 and 6.21 (Environmental Matters), which in each case shall survive until the expiration of the applicable statute of limitations for the underlying cause of action plus six (6) months and (y) the covenants and agreements required to be performed after the Closing or pursuant to Article VII of this Agreement (unless noncompliance with those covenants contained in Article VII was waived in writing at the Closing) shall survive until fully performed or fulfilled. No action may be brought with respect thereto after such date; provided, however, that if, prior to such date, one party has notified the other party of a claim for indemnity under this Article X (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article X.

10.2  Indemnification. The parties shall indemnify each other as set forth below:

(a)  Subject to Section 10.1, from and after the Closing, (x) Strasbaugh shall indemnify and save harmless CTK and its officers, directors, shareholders, successors and assigns from and against any loss, claim, liability, damage, complaint, action or causes of action, suits, proceedings, investigations, punitive damages, remedial costs, civil and criminal penalties or expenses, costs or other damages of any kind or nature, including reasonable attorneys’ fees incurred in connection with any of the foregoing (collectively, the “Damages”), to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of Strasbaugh contained in this Agreement (as of the date hereof, or as of the Closing Date) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by Strasbaugh, and (ii) the failure of Strasbaugh to perform any agreements or covenants of Strasbaugh contained in this Agreement; provided, however, that Strasbaugh shall not be responsible for any Damages with respect to any such matters until the cumulative aggregate amount of such Damages exceeds $25,000, in which event Strasbaugh shall then be liable for all such cumulative aggregate Damages, including the first $25,000; and (y) CTK shall indemnify and save harmless each of the Strasbaugh Parties and their respective officers, directors, shareholders, successors and assigns from and against any Damages to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of CTK contained in this Agreement (as of the date hereof, or as of the Closing Date) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by CTK, and (ii) the failure of CTK to perform any agreements or covenants of CTK contained in this Agreement; provided, however, that CTK shall not be responsible for any Damages with respect to any such matters until the cumulative aggregate amount of such Damages exceeds $25,000, in which event CTK shall then be liable for all such cumulative aggregate Damages, including the first $25,000. As used in this Section 10.2, any Person entitled to indemnification pursuant to the provisions of this Section 10.2 shall be referred to herein as an “Indemnified Party” and any Person required to indemnify any Indemnified Party pursuant to the provisions of this Section 10.2 shall be referred to herein as an “Indemnifying Party.”

(b)  The Indemnified Parties shall notify each of the Indemnifying Parties within a reasonable period of time after becoming aware of, and shall provide to each of the Indemnifying Parties as soon as practicable thereafter all information and documentation necessary to support and verify, any matter which the Indemnified Party shall have determined has given rise to a claim for indemnification hereunder, and the Indemnifying Parties shall be given reasonable access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Parties reasonably determine to be related to such claim. The failure by any Indemnified Party to so notify the Indemnifying Parties or any indemnification claim hereunder shall not relieve the relevant Indemnifying Party from any liability which such Indemnifying Party may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If any Indemnifying Party does not notify the Indemnified Parties within 30 calendar days following receipt by it of such notice that such Indemnifying Parties disputes its liability to the Indemnified Parties under this Agreement, such claim specified by such Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Parties under this Agreement and such Indemnifying Parties shall pay the amount of such liability to such Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party or Parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through such negotiations, such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

(c)  All claims for indemnity under this Article X shall be paid by the Indemnifying Parties on demand in immediately available funds in United States dollars.

(d)  With respect to any third party claim or action that could give rise to indemnity under this Agreement, the Indemnifying Party shall be entitled to assume the defense thereof with counsel satisfactory to the Indemnified Party, provided, however, that upon the request of the Indemnified Party, the Indemnifying Party provide reasonable evidence of its ability to perform its obligations under this Section 10.2. After notice from the Indemnifying Party to the Indemnified Party of their election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under the foregoing indemnity agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than (i) those relating to investigation or the furnishing of documents or witnesses and (ii) all reasonable fees and expenses of separate counsel retained by such Indemnified Party if (A) the Indemnifying Party and the Indemnified Party shall have agreed to the retention of such counsel or (B) counsel to the Indemnified Party shall have concluded reasonably that the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

(e)  Whenever the Indemnifying Party controls the defense of a third party claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. An Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

(f)  In the event the Indemnifying Party fails to timely defend, contest or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, depend, contest or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including without limitation, attorneys’ fees, disbursements and all amounts paid as a result of such claim or the compromise or settlement thereof.

(g)  Each Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

ARTICLE XI
TERMINATION

11.1  Termination. This Agreement may be terminated at any time prior to the Closing Date (whether before or after approval of this Agreement and the consummation of the transactions contemplated hereby by the shareholders of CTK):

(a)  by the mutual consent of CTK and Strasbaugh;

(b)  by either CTK or Strasbaugh, upon written notice, if there has been a material misrepresentation or any breach on the part of a party hereto in the representations, warranties or covenants contained in this Agreement which is not cured within ten (10) business days after such breaching party (and CTK and Strasbaugh) has been notified of the intent to terminate this Agreement pursuant to this subsection (b);

(c)  by either CTK or Strasbaugh if the Closing has not occurred on or before May 1, 2007 (the “Final Date”);

(d)  by CTK, upon written notice, if the shareholders of CTK shall not have approved the Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Reverse Split and the adoption of the Stock Option Plan);

(e)  by either CTK or Strasbaugh, if the Board of Directors of CTK or Strasbaugh shall have received a Superior Proposal;

(f)  by either CTK or Strasbaugh, upon written notice, if CTK or Strasbaugh, as the case may be, shall have determined in good faith not to proceed with the Closing on the basis of the results of its financial and legal due diligence investigation of the other parties to this Agreement;

(g)  by either CTK or Strasbaugh, if all the conditions for Closing shall not have been satisfied or waived on or before the Final Date other than as a result of a breach of this Agreement by the terminating party; or

(h)  by either CTK or Strasbaugh, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Share Exchange or the other transactions contemplated hereby shall have been issued and shall have become final and nonappealable.

11.2  Effect of Termination. If this Agreement is terminated as expressly permitted under Section 11.1, such termination shall be the sole remedy and this Agreement shall forthwith become void (except for Section 7.3 and Section 12.3) and there shall be no liability on the part of the Strasbaugh Parties or CTK or any of their respective Affiliates; provided, however, that if such termination shall result from the breach by a party hereto of its obligations under this Agreement, such party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the other parties as a result of such breach. If this Agreement is terminated without a Closing, Strasbaugh shall return promptly to CTK all documents, work papers and other materials of CTK furnished or made available to Strasbaugh or its Advisors, and all copies thereof, and no such information, documents, work papers or other materials received by Strasbaugh shall be revealed to any third party or used for the advantage of Strasbaugh or any other party; and CTK shall return promptly to Strasbaugh, all documents, work papers and other material of Strasbaugh furnished or made available to CTK or its Advisors, and all copies thereof, and no such information, documents, work papers or other materials received by CTK shall be revealed to any third party or used for the advantage of CTK or any other party.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1  Public Announcements. Upon the execution of this Agreement by CTK and Strasbaugh and the mailing of the CTK proxy statement, CTK and Strasbaugh promptly will issue a joint press release approved by CTK and Strasbaugh announcing the execution of this Agreement. Subject to the foregoing, except as Strasbaugh and CTK shall authorize in writing, the parties hereto shall not, and shall cause their respective officers, directors, employees, Affiliates and Advisors not to, disclose any matter or matters relating to this transaction to any person not an officer, director, employee, Affiliate or Advisor of such party.

12.2  Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.2. For purposes of this Section 12.2, each of the Shareholders, Warrantholders and Optionholders hereby appoints Chuck Schillings as his, her or its agent and attorney-in-fact to make and execute and any all such amendments, modifications, supplements and waivers and hereby acknowledge and agree that a decision by Chuck Schillings shall be final, binding and conclusive on such Shareholder, Warrantholder and Optionholder, as the case may be, and that CTK may rely upon any act, decision, consent or instruction of Chuck Schillings.

12.3  Fees and Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall bear and pay its own costs and expenses incurred in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the agreements, instruments, documents and transactions referred to in or contemplated by this Agreement (whether or not such transactions are consummated) including, without limitation, any fees, expenses or commissions of any of its Advisors, attorneys, accountants, agents, finders or brokers. CTK shall pay the fees and expenses of Montgomery & Hansen, LLP immediately prior to the Closing by check or wire transfer of immediately available funds. CTK shall indemnify the Strasbaugh Parties against any claims of third parties for any brokerage, finder’s, agent’s or similar fees or commissions in connection with the transactions contemplated hereby insofar as such claims are alleged to be based on arrangements or contacts made by, to or with CTK or its Advisors or representatives. Strasbaugh shall indemnify CTK against all such claims insofar as they are alleged to be based on arrangements or contacts made by, to or with any of the Strasbaugh Parties or their respective Advisors or representatives.

12.4  Notices.

(a)  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including telefax, telegraphic, telex or cable communication) and mailed, telefaxed, telegraphed, telexed, cabled or delivered:

(i)  If to the Shareholders, Warrantholders or the Optionholders, to the respective address for each such Shareholder, Warrantholder or Optionholder set forth on the signature pages hereto.

(ii)  If to Strasbaugh, to:

Strasbaugh
825 Buckley Road
San Luis Obispo, CA 93401
Attn: Chuck Schillings
Facsimile no.: (805) 541-6425

with a copy to:

Rutan & Tucker, LLP
611 Anton Blvd., 14th Floor
Costa Mesa, California 92626
Attn: Larry A. Cerutti, Esq.
Facsimile no.: (714) 546-9035

(iii)  If to CTK, to:

CTK Windup Corporation
P.O. Box 1203
Menlo Park, CA 94026
Attn: Mike Gullard
Facsimile no.: (650) 473-9784

with a copy to:

Montgomery & Hansen, LLP
525 Middlefield Road, Suite 250
Menlo Park, CA 94025
Attn: John Montgomery
Facsimile no.: (650) 331-7001

(b)  All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 14.4 (i) if delivered personally against proper receipt or by confirmed telefax or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, or (B) by Federal Express or similar courier service with courier fees paid by the sender upon receipt. Either party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

12.5  Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties; provided, however, that CTK may assign its rights and obligations under this Agreement to any entity who by merger, consolidation, purchase or sale subsequently becomes an Affiliate without the prior consent of the Shareholders or Strasbaugh. Any assignment which contravenes this Section 12.5 shall be void ab initio.

12.6  Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the conflicts of laws principles thereof.

12.7  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

12.8  Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

12.9  Entire Agreement. This Agreement (which defined term includes the Schedules and Exhibits to this Agreement) embodies the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein. This is an integrated agreement.

12.10  Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist.

12.11  Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

12.12  Absence of Third Party Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, shareholders, or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

12.13  Construction of Agreement. The Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth herein.

12.14  Attorneys’ Fees. In the event that any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action or proceeding may receive as part of any award, judgment, decision or other resolution of such action or proceeding their costs and reasonable attorneys’ fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

12.15  No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except to the extent provided in Article XI and Section 12.2 and Section 12.16, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party and no party will have the power or authority to control the activities and operations of any other or to bind or commit any other. The status of the parties hereto is, and at all times will continue to be, that of independent contractors with respect to each other.

12.16  Further Assurances. On and after the Closing Date, Strasbaugh shall take such other steps and actions as may be necessary to put CTK in actual possession and operating control of Strasbaugh, as may be reasonably requested by CTK. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CTK WINDUP CORPORATION, a California corporation By: /s/ J. Michael Gullard J. Michael Gullard, President

STRASBAUGH, a California corporation By: /s/ Chuck Schillings Chuck Schillings, President and Chief Executive Officer

SHAREHOLDER
SIGNATURE PAGE
TO
SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

By: _______________________________________________
Name: _____________________________________________
Title: ______________________________________________
Address: ___________________________________________ __________________________________________________

Name of Shareholder (if other than individual): ____________________________________________

Address: ___________________________________________ __________________________________________________

EXHIBIT A

STRASBAUGH SHAREHOLDERS

Name	No. of Shares

Alan Strasbaugh	7,518,295
Larry Strasbaugh	2,616,712
Jimmy W. Bean	665,560
Thomas A. Walsh	1,272,783
Michael A. Kirkpatrick	848,508
Charles R. Schillings	848,508

A-1

EXHIBIT B

FORM OF SPOUSAL CONSENT

The undersigned, as the spouse of __________________, hereby signs and consents to the foregoing “Share Exchange Agreement” for the purpose of binding and consenting to the commitment of the marital community property of _____________________ and the undersigned as assets available for the satisfaction of the undersigned’s obligations under the foregoing “Share Exchange Agreement” and any other documents, agreements or instruments referenced therein, and for the purpose of acknowledging and agreeing that (i) no consent of the undersigned shall be required for any future modification of the foregoing “Share Exchange Agreement” or any other document, agreement or instrument referenced therein, and (ii) any community property of ____________________ and the undersigned which shall hereafter be transmuted into separate property of the undersigned shall be available for satisfaction of obligations under the foregoing “Share Exchange Agreement” and any other documents, agreements or instruments referenced therein.

By:_________________________________________________ (Signature)

Name:_______________________________________________ (Please print)

B-1

EXHIBIT C

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CTK WINDUP CORPORATION

The undersigned, J. Michael Gullard, certifies that:

1.    He is the President and the Treasurer of CTK Windup Corporation, a California corporation.

2.    The Amended and Restated Articles of Incorporation of this corporation are amended and restated to read in their entirety as follows:

RESTATED ARTICLES OF INCORPORATION

OF

STRASBAUGH

I

The name of the Corporation is Strasbaugh (the “Corporation”).

II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

A.    Authorized Shares. The Corporation is authorized to issue two classes of shares designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 115,000,000, of which 100,000,000 shares shall be Common Stock and 15,000,000 shares shall be Preferred Stock. Upon the amendment of this article to read as herein set forth, each thirty one (31) shares of Common Stock outstanding will be converted into one (1) fully paid and nonassessable share of Common Stock, with fractional shares that would result from such conversion being rounded up to the nearest whole share.

C-1

B.    Common Stock. Each share of Common Stock issued and outstanding shall have one vote.

C.    Cumulative Voting. Pursuant to California Corporations Code Section 301.5, the Corporation hereby eliminates cumulative voting.

D.    Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

IV

A.    Limitation of Director's Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

B.    Indemnification of Corporate Agents. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, through agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this Corporation and its shareholders.

C-2

C.    Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions prior to such repeal or modification.

V

No action shall be taken by the shareholders of the Corporation except at an annual or special meeting of shareholders called in accordance with the Bylaws and no action shall be taken by the shareholders by written consent.

3.    The foregoing Restated Articles of Incorporation has been duly approved by the Board of Directors.

4.    The Corporation’s shareholders have duly approved the foregoing Restated Articles of Incorporation of the Corporation by the required vote in accordance with Sections 902 and 903 of the California Corporations Code. The total number of issued and outstanding shares of the Corporation entitled to vote on the foregoing amendment and restatement is 13,377,465 shares of Common Stock. There are no shares of Preferred Stock outstanding. The number of outstanding voting shares voting in favor of the adoption and approval of these Restated Articles of Incorporation of the Corporation equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

IN WITNESS WHEREOF, the undersigned has executed this certificate on _____, 2007.

/s/ J. Michael Gullard J. Michael Gullard

C-3